EXHIBIT 3


                      ARTICLES OF MERGER AND PLAN OF MERGER
                                       OF
                       CHILDREN'S BROADCASTING CORPORATION
                                       AND
                      CHILDREN'S RADIO OF KANSAS CITY, INC.


         Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, the undersigned officer of Children's Broadcasting Corporation, a Minnesota corporation (the "Surviving Corporation"), which is the owner of 100% of the outstanding capital stock of Children's Radio of Kansas City, Inc., a Minnesota corporation (the "Subsidiary Corporation"), hereby executes and files these Articles of Merger:

         FIRST: The Plan of Merger, in the form of resolutions duly adopted by unanimous written action of the Board of Directors of the Surviving Corporation, effective September 24, 1999, is attached hereto as Exhibit A.

         SECOND: The number of outstanding shares of each class and series of the Subsidiary Corporation and the number of shares of each class and series owned by the Surviving Corporation are as follows:

         -----------------------------------------------------------------------
           DESIGNATION OF           NUMBER OF           NUMBER OF SHARES OWNED
          CLASS AND SERIES     OUTSTANDING SHARES      BY SURVIVING CORPORATION
         -----------------------------------------------------------------------
             Common Stock,             100                        100
             no par value
         -----------------------------------------------------------------------

         THIRD: Since there are no shareholders of the Subsidiary Corporation other than the Surviving Corporation, Minnesota Statutes ss. 302A.621 does not require the mailing of a copy of the Plan of Merger to any shareholders of the Subsidiary Corporation.

         FOURTH: The Plan of Merger has been duly approved by the Surviving Corporation pursuant to Minnesota Statutes ss. 302A.621.

         FIFTH: The merger shall be effective on September 30, 1999.

         Dated: September 24, 1999.

                                       CHILDREN'S BROADCASTING CORPORATION


                                       By
                                          --------------------------------------
                                            Christopher T. Dahl
                                            Chairman and Chief Executive Officer

                                    EXHIBIT A


                       CHILDREN'S BROADCASTING CORPORATION

                         WRITTEN ADOPTION OF RESOLUTIONS

                              BY BOARD OF DIRECTORS


         The undersigned, being all of the directors of Children's Broadcasting Corporation, a Minnesota corporation subject to the Minnesota Business Corporation Act (the "Company"), hereby adopt the following resolutions effective as of September 24, 1999:

         WHEREAS, the Company owns 100% of the issued and outstanding capital stock of Children's Radio of Kansas City, Inc., a Minnesota corporation ("Subsidiary"), consisting of 100 shares of common stock, no par value; and

         WHEREAS, the Company desires to effect the merger of Subsidiary with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act.

                  NOW, THEREFORE, BE IT RESOLVED, that Children's Radio of Kansas City, Inc. be merged with and into the Company pursuant to
         Section 302A.621 of the Minnesota Business Corporation Act, in accordance with the further resolutions set forth below (which resolutions shall constitute the Plan of Merger).

                  RESOLVED FURTHER, that at the effective time of the merger, all of the outstanding shares of common stock of Subsidiary owned by the Company shall be canceled, and no securities of the Company or any other corporation, or any money or other property, shall be issued in exchange therefor.

                  RESOLVED FURTHER, that pursuant to unanimous action of the Board of Directors of the Company hereby, the Company, as the surviving corporation in the merger with the Subsidiary, shall change its corporate name to iNTELEFILM Corporation, to be effective upon the effective date of the merger, and Article I of the Articles of Incorporation of the Company shall be deemed restated as follows:

                                   ARTICLE I.

                                      NAME

          The name of this corporation shall be iNTELEFILM Corporation.

                  RESOLVED FURTHER, that the merger shall be effective upon the later of (i) September 30, 1999, or (ii) the date of filing of articles of merger with the Secretary of State of the State of Minnesota in the manner required by law.

                  RESOLVED FURTHER, that any officer of the Company be and hereby is authorized and directed to make, sign and acknowledge, for and on behalf of the Company, articles of merger setting forth the foregoing Plan of Merger and such other information as required by law, and to cause such articles to be filed for record with the Secretary of State of the State of Minnesota in the manner required by law.

                  RESOLVED FURTHER, that the officers of the Company, and each of them, be and they hereby are authorized, for and on behalf of the Company, to take such other action as such officers, or any of them, shall deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

                                      ------------------------------------------
                                      Christopher T. Dahl


                                      ------------------------------------------
                                      Richard W. Perkins


                                      ------------------------------------------
                                      Michael R. Wigley


                                      ------------------------------------------
                                      William E. Cameron

                                      Constituting the entire Board of Directors

                               STATE OF MINNESOTA

                               SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION





         I, Joan Anderson Growe, Secretary of State of Minnesota, do certify that: Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

         This corporation is now legally organized under the laws of Minnesota.

         Corporate Name: CD Broadcasting Corporation of Minneapolis

         Corporate Charter Number: 60 568

         Chapter Formed Under: 302A

         This certificate has been issued on 02/07/1990.



                                       ----------------------------------------
                                       Secretary of State

                               STATE OF MINNESOTA        -> See instructions on
                        OFFICE OF THE SECRETARY OF STATE    reverse side for
                                                            completing this form

                          ARCTICLES OF INCORPORATION
                                 CHAPTER 302A

--------------------------------------------------------------------------------
CORPORATE NAME
         CD Broadcasting Corporation of Minneapolis
--------------------------------------------------------------------------------

The undersigned incorporators, who are natural persons 18 years of age or older, in order to form a corporate entity under Minnesota Statues, Chapter 302A, adopt the following articles of incorporation:

                                    ARTICLE I

The name of the corporation is:
--------------------------------------------------------------------------------
CORPORATION NAME
         CD Broadcasting Corporation of Minneapolis
--------------------------------------------------------------------------------

                                   ARTICLE II

The registered office of this corporation is located at:
--------------------------------------------------------------------------------
STREET ADDRESS                           CITY, STATE, ZIP         COUNTY

5200 Willson Road, Ste. 308              Edina, MN 55424          Hennepin
--------------------------------------------------------------------------------

The registered agent at that address is (Note: The appointment of an agent is optional):
--------------------------------------------------------------------------------
NAME OF AGENT
None
--------------------------------------------------------------------------------

                                   ARTICLE III

The corporation is authorized to issue an aggregate total of:   NUMBER OF SHARES
(The minimum number of authorized shares is one.)               1,000

                                   ARTICLE IV

The names and addresses of the incorporators are (Note: Only one incorporator is required under Section 302A.105):


      Name       Address (may not be a post office box) Incorporator's Signature
                                                         (All incorporators must
                                                            sign the articles)
Lance W. Riley   5200 Willson Road, Ste. 308
                 Edina, Mn 55424

STATE OF MINNESOTA
                           ss
County of Hennepin

The foregoing instrument was acknowledged before me this ___ day of ___________, 19__.

                                       -----------------------------------------
                                       (Notary Public)

(Notarial Seal)
--------------------------------------------------------------------------------
            INSTRUCTIONS               FOR USE ONLY BY SECRETARY OF STATE

1.   Type or print with dark black ink.

2.   Total filing fee as required by Minnesota
     Statues, Section 302A.011; 302.153 for
     valid incorporation.

     Filing Fee - $15.00.

     Incorporation Fee - $70.00

3. Make check for the total filing fee of $85 payable to the Secretary of State.

4.   Mail or bring completed form to:

        Secretary of State
        Corporation Division
        180 State Office Building
        St. Paul, MN 55155
        (612) 296-2803

Note: This form is intended merely as a guide in the formation of a Minnesota business corporation under Minnesota Statutes Chapter
302A and is not intended to cover all
situations anticipated by that Statute. If this form does not meet the specific needs and requirements of the corporation that is being formed, the incorporators should draft their own articles specifically listing the modifications or denials of each provision to which they wish to be subject or from which they wish to be exempt.


                                                         -> See instructions on
                              STATE OF MINNESOTA            reverse side for
                       OFFICE OF THE SECRETARY OF STATE     completing this form
                  CERTIFICATE OF CHANGE OF REGISTERED OFFICE
                                     by
--------------------------------------------------------------------------------
NAME OF CORPORATION
         CD Broadcasting Corporation of Minneapolis
--------------------------------------------------------------------------------

Pursuant to Minnesota Status Section 302A.123, or 317.19, the undersigned hereby certifies that the Board of Directors of the above named Minnesota corporation has resolved to change the corporation's registered office:

--------------------------------------------------------------------------------
F      ADDRESS (NO. &      5200 Wilson Road, Suite 308
R      STREET)
O                          -----------------------------------------------------
M      CITY                COUNTY                                        ZIP

                           Hennepin                   Edina        MN    55424
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       ADDRESS (NO. &      5001 West 80th Street, Suite 255
T      STREET)
O                          -----------------------------------------------------
       CITY                COUNTY                                        ZIP

                           Hennepin                   Bloomington  MN    55437
--------------------------------------------------------------------------------

The effective date of the change will be the _______ day of _________________, 19__, or the day of filing of this certificate with the Secretary of State, whichever is later.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

  NAME OF OFFICER OR OTHER AUTHORIZED AGENT OF CORPORATION    SIGNATURE

  Lance W. Riley

  TITLE OR OFFICE                                             DATE
  Secretary                                                   March 15, 1991


STATE OF MINNESOTA             )      The foregoing instrument was acknowledged
                               )SS.   before me on this ____ day of _____, 19__.
COUNTY OF __________________   )
                                             -----------------------------------
(Notarial                                          (Notary Public)
   Seal)
--------------------------------------------------------------------------------
            Receipt Number                      File Data
--------------------------------------------------------------------------------

                              ARTICLES OF AMENDMENT
                                       OF
                   CD BROADCASTING CORPORATION OF MINNEAPOLIS

                           RESTATING AND AMENDING THE
                            ARTICLES OF INCORPORATION


         The undersigned, President of CD Broadcasting Corporation of Minneapolis, a corporation subject to Chapter 302A, hereby certifies that the Articles of Amendment set forth below, containing the restatement of the Articles of Incorporation with amendments thereto, were adopted by unanimous written authorization of the directors and shareholders pursuant to Sections 302A.239 and 302A.441, Minnesota Statutes:


                                   ARTICLE I.

                                      NAME

         The name of this corporation shall be Children's Broadcasting Corporation.

                                   ARTICLE II.

                                REGISTERED OFFICE

         The registered office of this corporation is located at 215 South Eleventh Street, Minneapolis, MN 55403.


                                  ARTICLE III.

         The names and addresses of the members of the Board of Directors at the time of the adoption of these Amended and Restated Articles are:

                NAME                             ADDRESS

         Christopher T. Dahl             5404 Interlachen Blvd.
                                         Edina, MN 55436

         Richard W. Perkins              1485 Fox Street
                                         Orono, MN 55391


                                   ARTICLE IV.

                                     CAPITAL

         The aggregate number of shares of stock which this corporation shall have the authority to issue is ten million shares with a par value of One Cent ($0.01) per share.

                                   ARTICLE V.

                           CLASSES AND SERIES OF STOCK

         In addition to, and not by way of limitation of, the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and price of redemption, and conversion right with respect to any stock of the corporation. Upon adoption of such resolution, a statement shall be filed with the Secretary of State in compliance with Section 302A.401, Minnesota Statutes, before the issuance of any shares for which the resolution creates rights or preferences not set forth in these Articles; provided, however, where the shareholders have received notice of the creation of shares with rights or preferences not set forth in the Articles before the issuance of the shares, the statement may be filed any time within one year after the issuance of the shares.


                                   ARTICLE VI.

                               SHAREHOLDER VOTING

         No shareholder of this corporation shall be entitled to any cumulative voting rights.

         The shareholders of the corporation shall take action by the affirmative vote of the holders of a majority of the shares present and entitled to vote, except where a larger proportion is required by law, these Articles of Incorporation or a shareholder control agreement.

         The affirmative vote of a majority of the voting power of all shares entitled to vote shall be required to authorize the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation, including its goodwill, to amend the Articles of Incorporation, to adopt or reject an agreement of merger or to authorize the dissolution of the corporation.

                                  ARTICLE VII.

                                PREEMPTIVE RIGHTS

         No shareholder of this corporation shall have any preferential, preemptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold, whether now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation.


                                  ARTICLE VIII.

                               DIRECTOR LIABILITY

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Minnesota Statutes,
Section 302A.559, or on violations of federal or state securities laws; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date this Article becomes effective. If Minnesota Statutes, Chapter 302A, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A. Any repeal of this provision as a matter of law or any modification of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.


                                   ARTICLE IX.

                             BOARD OF DIRECTORS VOTE

         The affirmative vote of a majority of the Board of Directors of the corporation present at a meeting is required for an action of the Board.


                                   ARTICLE X.

                         BOARD ACTION WITHOUT A MEETING

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office. Whenever written action is taken by less than all of the directors, all directors shall be notified immediately of the text and the effective date. Failure to provide the notice to the other directors shall not invalidate the written action.

         The undersigned has been authorized and directed to sign and file these Articles of Amendment in the manner required by law.



                                       -----------------------------------------
                                                      President

                       CHILDREN'S BROADCASTING CORPORATION

                       CERTIFICATE OF DESIGNATION OF STOCK

         The undersigned, being the duly appointed Secretary of Children's Broadcasting Corporation, hereby certifies that the Board of Directors of the Corporation, acting pursuant to Chapter 302A, Minnesota Statutes, took action by unanimous resolution on November 18, 1991 to designate 378,083 shares of non-voting Common Stock of the Corporation, pursuant to which resolution said stock was issued on April 16, 1992.

         The undersigned further certifies that the following resolution has been duly adopted by the Board of Directors of the Corporation with respect to the establishment and designation of non-voting stock:

                         DESIGNATION OF NON-VOTING STOCK

                  RESOLVED, in accordance with the Articles of Incorporation of the Corporation and pursuant to Minnesota Statutes, Chapter 302A, the Board of Directors hereby establishes and designates from the Corporation's unauthorized and unissued shares, 378,083 shares of common stock without voting rights (except as hereinafter provided), which shares shall in all respects, except for voting, be equal and have the same rights as, the common stock of the Corporation, such non-voting common stock hereinafter referred to as "Nonvoting Common Stock". Notwithstanding the foregoing, such non-voting stock shall have full voting rights at such time as the transfer of such shares is legally permitted pursuant to the terms of an agreement dated August 1,1991 between this Corporation, Russell Cowles II, Marguerite A. Cowles and First Bank Minneapolis, N.A., Trustees of the John Cowles Family Trust for the benefit of Russell Cowles, II.

                  RESOLVED FURTHER, that the President and Secretary of the Corporation are authorized and directed to take such further action as shall be necessary or required to issue said Non-Voting Common Stock and they, or any of them, are authorized and directed to file a certificate of designation pursuant to Section 302A.401, Subd. 3 of the Minnesota Business Corporation Act with the Minnesota Secretary of State.

                  I certify that I am authorized to execute this instrument and I further certify that I understand that by signing this amendment I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this Amendment under oath.



                                       -----------------------------------------

                                       Secretary of
                                       CHILDREN'S BROADCASTING
                                       CORPORATION

              CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS
                  OF CONVERTIBLE PREFERRED STOCK SERIES 1993-A
                     OF CHILDREN'S BROADCASTING CORPORATION


         Children's Broadcasting Corporation, a corporation organized and existing under the laws of Minnesota (the "Corporation"), does hereby certify:

         That pursuant to authority vested in it by the provisions of the Articles of Incorporation, the Board of Directors of the Corporation, at a meeting of the Board held on December 8, 1993, at which meeting a quorum of directors was present and acting throughout, did adopt the following resolution authorizing the creation and issuance of a series of Preferred Stock designated as Convertible Preferred Stock Series 1993-A:

         RESOLVED, that the Corporation hereby designates 290,213 shares of its authorized but unissued Preferred Stock, par value $.01, as Convertible Preferred Stock, Series 1993-A, which shall have the following designations, preferences, rights, qualifications, limitations and restrictions in addition to those set forth in the Articles of Incorporation, as amended, of the
Corporation:

         1 Designation: Number of Shares: Stated Value: Dividends.

         Two Hundred Ninety Thousand Two Hundred Thirteen (290,213) shares of Preferred Stock shall be designated Convertible Preferred Stock 1993-A (hereinafter sometimes referred to as the "Convertible Preferred Stock" or as this "Series"). Shares of this Series shall have a stated value of $10.00 per share ("Stated Value"). Except as provided herein, shares of this Series shall not be entitled to dividends or other distributions and shall be non-participating for all purposes.

         2 Redemption At Option of Holders.

                  (a) Commencing with the second day following the fifth anniversary of the date of issuance (the "Redemption Commencement Date"), the Corporation shall, subject to the requirements of the Minnesota Business Corporation Act, from time to time, redeem all shares of this Series tendered to the Corporation for redemption at the option of the holders of the Convertible Preferred Stock. The redemption price shall be the Stated Value. Such redemption shall be effected on the terms and conditions hereinafter provided.

                  (b) Each holder of shares of this Series who elects to require the Corporation to purchase all or any of such holder's shares shall surrender to the Corporation's transfer agent (or other fiduciary designated in writing by the Corporation as agent for redemption) certificates of this Series then outstanding as soon as practicable following the Redemption Date (hereinafter defined). The "Redemption Date" shall mean a date which is eight (8) calendar months following the giving of written notice (the "Redemption Notice") by such holder to the Corporation. The Redemption Notice may be given up to eight months prior to the Redemption Commencement Date and at any time after the Redemption Commencement Date. A Redemption Notice shall contain the holder's demand for redemption and be given to the Company at its principal executive offices last set forth in the Corporation's l0-Q/l0-QSB report filed with the Securities and Exchange Commission or, if no such report has been filed, to the Corporation's registered office in the state of its incorporation, as certified to or disclosed by the secretary of state of such state. Such notice shall be deemed given if in writing and sent postage prepaid by certified or registered first class mail or by nationwide overnight courier. Once given, a Redemption Notice may not be withdrawn; however, a holder may elect to convert, in accordance with paragraph 3 hereof, any or all of the shares of this Series prior to the Redemption Date.

                  (c) The Corporation shall, on or before the Redemption Date, deposit with its transfer agent (or such other agent for redemption selected by the Corporation) as a trust fund, a sum sufficient to redeem the shares of this Series subject to redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to give or complete the notice of redemption thereof and to pay to the respective holders of such shares, as evidenced by a list of such holders who have duly exercised such rights of redemption, certified by an officer of the Corporation, the redemption price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to their holders; and from and after the date of such deposit, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation by holders who have given a Redemption Notice, the shares represented thereby shall no longer be deemed outstanding, and all rights of such holders of the shares of Convertible Preferred Stock shall cease and terminate, except the right to receive the redemption price, without interest, as of the Redemption Date.

         3 Conversion.

                  (a) The holder of any shares of this Series may at any time, prior to a Redemption Date applicable to such holder, elect to convert all or any portion of the shares of this Series into fully paid and non-assessable shares of Common Stock at the initial rate of one (1) share of Common Stock for each share of this Series, subject to adjustment pursuant to the provisions of subparagraph (c) of this paragraph 3. Such right of conversion shall be exercised by the surrender of the shares so to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the office of any agent for conversion from time to time designated by it for conversion of ("Conversion Agent") the shares of this Series accompanied by written notice of such holder's election to convert and (if so required by the Corporation or the Conversion Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Conversion Agent, duly executed by the registered holder or by his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to subparagraph (h) of this paragraph 3.

                  (b) As promptly as practicable after the surrender for conversion of any shares of this Series in the manner provided in subparagraph (a) of this paragraph 3 and the payment in cash of any amount required by the provisions of subparagraphs (a) and (h) of this paragraph 3, the Corporation will deliver or cause to be delivered at the principal executive offices of the Corporation or at the office of the Conversion Agent to or upon the written order of the holder of such shares, certificates representing (i) the number of full shares of Common Stock issuable upon such conversion, and (ii) if less than the full number of shares evidenced by the Convertible Preferred Stock certificate are being converted, a new certificate for the remaining number of shares thereof issued in such name or names as such holder may direct. Such conversion shall be deemed to have been immediately prior to the close of business on the date of such surrender of the shares, and all rights of the holder of such shares as a holder of such shares shall cease at such time and the person or persons In whose name or names the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time and such conversion shall be at the conversion rate in effect at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened and such conversion shall be at the conversion rate in effect at such time on such succeeding day.

                  (c) The initial conversion rate shall be one (1) share of Common Stock per share of this Series (equivalent to a conversion price of $10.00 per share). The conversion rate shall be subject to adjustment as follows:

                           (i) In case the Corporation shall (A) pay a dividend
                  or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock,
                  (C) combine its outstanding shares of Common Stock into a smaller number of shares, (D) issue by reclassification of its shares of Common Stock (whether by merger or consolidation or otherwise) any shares of capital stock of the Corporation or
                  (E) take any action with the same effect as any of the foregoing, the conversion privilege and the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive (subject to further adjustments pursuant to subparagraphs
                  (c)(ii) and (c)(iii) hereof) the number of shares of capital stock of the Corporation (or of the corporation surviving or resulting from any merger or consolidation) which he would have owned immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (c)(i) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subparagraph (c)(i), the holder of any shares thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

                           (ii) In case the Corporation shall issue rights or
                  warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subparagraph (c)(iv) below) on the record date mentioned below, other than pursuant to a dividend reinvestment plan, the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares in which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this paragraph 3(c)(ii), the issuance of rights or warrants to subscribe for or purchase stock or securities convertible into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such stock or securities are convertible at an aggregate offering price equal to the aggregate offering price of such stock or securities plus the minimum aggregate amount (if any) payable upon conversion of such stock or securities into Common Stock.

                           (iii) In case the Corporation shall distribute to all
                  holders of its Common Stock evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Corporation) or rights or warrants to subscribe to securities of the Corporation (excluding those referred to in subparagraph (c)(ii) above), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (c)(iv) below) of the Common Stock on the record date mentioned below, and of which the denominator shall be such current market price per share of Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                           (iv) For the purpose of any computation under
                  subparagraphs (c)(ii) and (c)(iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive trading days commencing 45 trading days before the day in question. The "closing price" on any day shall mean the reported last sale price on such day or, in case no such reported sales takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then in the over-the-counter market as reported on NASDAQ or a similar reporting service, or, if no such quotations are available, the fair market price as determined by the Corporation (whose determination shall be conclusive).

                           (v) In any case in which this subparagraph (c) shall
                  require that an adjustment be made retroactively immediately following a record date, the Corporation may elect to defer (but only until five business days following the mailing by the Corporation of the certificate of independent public accountants described in subparagraph (c)(vii) below) issuing to the holder of any shares converted after such record date
                  (x) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above (y) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment.

                           (vi) No adjustment in the conversion rate shall be
                  required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subparagraph (c)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided further, that the provisions of this paragraph 3 (other than this subparagraph (c)(vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this paragraph 3 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this paragraph 3 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the conversion rate in addition to those required by this subparagraph (c) as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

                           (vii) Whenever the conversion rate is adjusted as
                  herein provided, the Corporation shall promptly (x) file with the Conversion Agent a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular accountants employed by the Corporation) setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (y) mail or cause to be mailed a notice of such adjustment to the holders of shares of this Series at their last addresses as they shall appear upon the books of the Corporation.

                           (viii) The term "Common Stock" shall mean the
                  Corporation's voting Common Stock, par value $.01 per share, as the same exists at the date of filing of this Certificate of Designation, Preferences and Rights of the Convertible Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to subparagraph (c)(i) above, the holder of any share thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, thereafter the conversion rate of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (c)(i) through (c)(vii) above, and the provisions of subparagraphs
                  (a) through (c) and subparagraphs (e) through (k) of this paragraph 4 with respect to the Common Stock shall apply on like or similar terms to any such other shares.

                  (d) No fractional shares of stock shall be issued upon the conversion of any share or shares of this Series. If more than one such share of this Series shall be surrendered for conversion at the same time by the same holder, the number of full shares which shall be issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (e), be deliverable upon the conversion of any share or shares, the Corporation shall in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such surrendered share or shares of an amount in cash equal (computed to the nearest cent) to the current market value of such fractional interest on the last business day prior to the date of conversion, computed on the basis of the last reported sale price on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then in the over-the-counter market as reported by NASDAQ or a similar reporting service, or if no such quotations are available, the fair market price as determined by the Corporation (whose determination shall be conclusive).

                  (e) If either of the following shall occur, namely: (i) any consolidation or merger to which the Corporation is a party, other than a consolidation or a merger in which consolidation or merger the Corporation is a continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock, or (ii) any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety in consideration for property or securities of such other corporations; then the holder of each share of Convertible Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such share immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 3. In any such event, effective provision shall be made in the articles or certificate of incorporation of the resulting or surviving corporation or other corporation issuing or delivering such shares of stock or other securities or property or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock remaining outstanding or other convertible stock or securities received by the holders in place thereof; and any such resulting surviving corporation or other corporation issuing or delivering such shares or other securities or property shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares of stock or other securities or property as the holders of the Convertible Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders of the Convertible Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders in place thereof, shall be entitled to receive, pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case shares, securities or other property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in this paragraph 3(e) shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares of stock and other securities and property. The provisions of this subparagraph (e) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (f) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the shares of this Series, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the Conversion of the shares by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. For the purpose of this subparagraph (f), the full number of shares of Common Stock issuable upon the conversion of all outstanding shares of this Series shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding shares of this Series were held by a single holder.

                  The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of shares prior to such delivery on NASDAQ or each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

                  The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares will upon issue be fully paid and non-assessable and not subject to any preemptive rights.

                  (g) Before taking any action which would cause an adjustment reducing the conversion price per share of this Series below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the conversion rate as so adjusted. If as a result of conversion of the shares of this Series it becomes necessary to authorize additional shares of Common Stock, the Corporation covenants that it will take such action at such time as is necessary by amendment of the Corporation's Articles of Incorporation.

                  (h) The Corporation shall pay any and all issue or other taxes payable in respect of any issue or delivery of shares of Common Stock upon conversion. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                  (i) Notwithstanding anything elsewhere contained in this Certificate, any funds which at any time shall have been deposited by the Corporation or on its behalf with any paying agent for the purpose of paying dividends on or the redemption price of any shares of this Series and which shall not be required for such purposes because of the conversion of such shares, as provided in this paragraph 3, shall be, upon delivery to the paying agent of evidence satisfactory to it of such conversion, after such conversion be repaid to the Corporation by the paying agent.

                  (j) In case:

                           (i) the Corporation shall take any action which would
                  require an adjustment in the conversion rate pursuant to subparagraph (c) of this paragraph 3; or

                           (ii) the Corporation shall authorize the granting to
                  the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights and notice thereof shall be given to holders of Common Stock; or

                           (iii) there shall be any capital reorganization or
                  reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Corporation is a consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or

                           (iv) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding up of the Corporation;

         then the Corporation shall cause to be filed with any conversion agent, and shall cause to be given to the holders of the shares of this Series at least ten business days prior to the applicable date hereinafter specified, a notice setting forth (x) the date on which a record is to be taken for the purpose of any distribution or grant to holders of Common Stock, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or grant are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clauses (i) through (iv) of this subparagraph (j).

         4 Voting.

         The shares of this Series shall not have any voting powers either general or special, except as provided by law. In exercising any voting rights conferred by law, each share of Convertible Preferred Stock shall be entitled to one vote.

         5 Liquidation Rights.

         Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other class or series of stock, the amount of $10.00 per share. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Convertible Preferred Stock and any other class or series of Preferred Stock ranking on a parity with the Convertible Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the preferential amount aforesaid, then such assets or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 5, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

         6 No Purchase. Retirement or Sinking Fund.

         The shares of this Series shall not be subject to the operation of any purchase, retirement or sinking fund.

         7 Status.

         Shares of this Series which have been issued and reacquired in any manner by the Corporation shall, upon compliance with any applicable provisions of the Minnesota Business Corporation Act, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of this Series or as part of a new series of Preferred Stock to be established by the Board of Directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue; provided, however, that such shares may not be reissued as shares of this Series.

         8 Priority.

         The Common Stock and all other series of Preferred Stock of the Corporation, now or hereafter issued, shall rank junior to the Convertible Preferred Stock as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         9 Relative Rights of Convertible Preferred Stock.

         So long as any of the Convertible Preferred Stock is outstanding, the Corporation will not:

                  (a) Declare, or pay, or set apart for payment, or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the Convertible Preferred Stock either upon liquidation, dissolution or winding-up, and will not redeem, purchase or otherwise acquire any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any obligation to redeem shares of Convertible Preferred Stock which shall have been tendered for redemption; and

                  (b) Without the affirmative vote or consent of the holders of at least a majority of all the Convertible Preferred Stock at the time outstanding, voting separately as a class, given in person or by proxy, either in writing or by resolution adopted either at an annual meeting or special meeting called for the purpose, (i) authorize, create, or issue, or increase the authorized or issued amount, of any class or series of stock ranking on a par with or prior to the Convertible Preferred Stock, upon liquidation, dissolution or winding-up or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Corporation's Articles of Incorporation, or of the Certificate of Designation, Preferences and Rights of the Convertible Preferred Stock, so as to materially and adversely affect the preferences, special rights, privileges or powers of the Convertible Preferred Stock; provided, however, that the creation and issuance of other series of Preferred Stock ranking junior to the Convertible Preferred Stock shall not be deemed to materially and adversely affect such preferences, rights, privileges or powers.

         IN WITNESS WHEREOF, CHILDREN'S BROADCASTING CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate of Designation of Preferences and Rights to be signed by its President and attested by its Secretary this _____day of _____________, 19__.


                                       CHILDREN'S BROADCASTING CORPORATION


[Corporate Seal]
                                       By:
                                          --------------------------------------
                                           Christopher T. Dahl
Attest:                                    Chief Executive Officer



Lance W. Riley, Secretary

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       CHILDREN'S BROADCASTING CORPORATION


         The undersigned officer, on behalf of Children's Broadcasting Corporation, a Minnesota corporation (the "Corporation"), hereby certifies that an amendment to the Corporation's Articles of Incorporation has been duly approved by the Company's Board of Directors and shareholders in accordance with Sections 302A.135 and 302A.139 of the Minnesota Statutes. Accordingly, Article IV is amended in its entirety to read as follows:


                                   ARTICLE IV

                                     CAPITAL

         The aggregate number of shares of stock which this corporation shall have the authority to issue is twenty-five million (25,000,000) shares with a par value of one cent ($0.01) per share.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed this 31st day of October, 1994.

                                       CHILDREN'S BROADCASTING CORPORATION


                                       By:
                                           -------------------------------------

                                           Its:
                                                --------------------------------

                              ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       CHILDREN'S BROADCASTING CORPORATION

         CHILDREN'S BROADCASTING CORPORATION, a corporation organized and existing under the laws of the State of Minnesota (herein referred to as the "Corporation"), in accordance with the provisions of Minnesota Statutes, Section 302A.139, does hereby certify that:

1. Effective as of January 11, 1996, pursuant to the authority conferred upon the Board of Directors by Minnesota Statutes, Section 302A.402, Subdivision 3, the Board of Directors authorized and adopted in writing resolutions providing for a one (1) for two (2) "Combination" and the following is a true copy of such resolutions:

                  RESOLVED, that there is hereby declared a Reverse Stock Split or Combination, pursuant to which every two (2) shares of issued and outstanding voting or nonvoting Common Stock, $.0l par value per share, and every two (2) shares of authorized but unissued voting or nonvoting Common Stock, $.01 par value per share, existing on the Combination Effective Date, shall be converted into one (1) share of Common Stock, $.02 par value per share; and every two (2) shares of Common Stock, $.0l par value per share issuable or reserved for issuance upon conversion of convertible preferred stock, or upon exercise of outstanding stock options and stock purchase warrants, shall, as of the Combination Effective Date, be converted automatically into one (1) share of Common Stock, $.02 par value per share.

                  FURTHER RESOLVED, that in order to effect the Combination,
                  Article IV of the Corporation's Restated Articles of Incorporation is amended in its entirety as follows:

                                   ARTICLE IV
                                     CAPITAL

                                    The aggregate number of shares of
                           stock which this corporation shall have the authority to issue is twelve million five hundred thousand (12,500,000) shares with a par value of two cents ($.02) per share.

                  FURTHER RESOLVED, that such Combination shall be effected automatically on January 23, 1996, or such later date when the Amendment shall be filed with the Minnesota Secretary of State without further action by the Board of Directors or shareholders.

                  FURTHER RESOLVED, that the appropriate officers are hereby authorized and directed to prepare, execute, acknowledge and file on the Combination Effective Date the Articles of Amendment to the Restated Articles of Incorporation of this Corporation together with any other document or instrument necessary in connection with such Combination; and to request shareholders to exchange their stock certificates representing shares of Common Stock held prior to the Combination for new certificates representing shares of Common Stock issued as a result of the Combination.

                  FURTHER RESOLVED, that, promptly following the Combination Effective Date, the Corporation shall furnish the shareholders with the necessary materials and instructions to effect the exchange of their stock certificates in accordance with the Combination.

                  FURTHER RESOLVED, that shareholders who after the Combination would otherwise be entitled to receive fractional shares of Common Stock, will, upon surrender of their stock certificates representing shares of Common Stock owned as of the Combination Effective Date, receive a cash payment in lieu thereof equal to the value of such fractional shares determined by reference to the average closing bid price of the Common Stock for a period of ten trading days immediately preceding the Combination Effective Date, as reported by the NASDAQ SmallCap Market.

                  FURTHER RESOLVED, that certificates representing shares of Common Stock outstanding immediately prior to the Combination Effective Date which are subsequently presented for transfer will not be transferred on the books and records of the Corporation until the certificates representing such shares of Common Stock have been exchanged of record for certificates representing shares of Common Stock reflecting the Combination.

                  FURTHER RESOLVED, that in the event any certificate representing shares of Common Stock outstanding prior to the Combination is not presented for exchange upon request by the Corporation, any dividends that may be declared after the Combination Effective Date with respect to the Common Stock represented by such certificate will be withheld by the Corporation until such certificate has been properly presented for exchange.

                  FURTHER RESOLVED, that the appropriate officers of the Corporation, be and they hereby are authorized and directed, upon filing of the Amendment pursuant to Minnesota Statutes,
                  Section 302A.402, to proceed promptly to carry out the foregoing Actions and to execute and file all documents and instruments and to take such other actions as such officers deem necessary and appropriate to complete the Combination in accordance with Minnesota Statutes, Chapter 302A.

                  FURTHER RESOLVED, that the effective date of the above Resolutions shall be as of January 11, 1996.

2. The foregoing amendment to Article IV of the Restated Articles of Incorporation will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Corporation's stock and will not result in the percentage of authorized shares that remains unissued after the Combination exceeding the percentage of authorized shares that were unissued before the Combination.

3. The amendment to Article IV of the Restated Articles of Incorporation was adopted pursuant to Chapter 302A.

         IN WITNESS WHEREOF, Children's Broadcasting Corporation has caused these Articles of Amendment to be signed by its President this 18th day of January, 1996.

                                       CHILDREN'S BROADCASTING CORPORATION


                                       By:
                                           -------------------------------------
                                           Christopher T. Dahl
                                           President

                              ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       CHILDREN'S BROADCASTING CORPORATION


         CHILDREN'S BROADCASTING CORPORATION, a corporation organized and existing under the laws of the State of Minnesota (herein referred to as the "Corporation"), in accordance with the provisions of Minnesota Statutes, Section 302A.139, does hereby certify that:

1. Effective as of January 11, 1996, pursuant to the authority conferred upon the Board of Directors by Minnesota Statutes, Section 302A.402, Subdivision 3, the Board of Directors authorized and adopted "I writing resolutions providing for a one (1) for two (2) "Combination" and the following is a true copy of such resolutions:

                  RESOLVED, that there is hereby declared a Reverse Stock Split or Combination, pursuant to which every two (2) shares of issued and outstanding voting or nonvoting Common Stock, $.01 par value per share, and every two (2) shares of authorized but unissued voting or nonvoting Common Stock, $.0l par value per share, existing on the Combination Effective Date, shall be converted into one (1) share of Common Stock, $.02 par value per share; and every two (2) shares of Common Stock, $.0l par value per share issuable or reserved for issuance upon conversion of convertible preferred stock, or upon exercise of outstanding stock options and stock purchase warrants, shall, as of the Combination Effective Date, be converted automatically into one (1) share of Common Stock, $.02 par value per share.

                  FURTHER RESOLVED, that in order to effect the Combination,
                  Article IV of the Corporation's Restated Articles of Incorporation is amended in its entirety as follows:

                                   ARTICLE IV
                                     CAPITAL

                                    The aggregate number of shares of
                           stock which this corporation shall have the authority to issue is twelve million five hundred thousand (12,500,000) shares with a par value of two cents ($.02) per share.

                  FURTHER RESOLVED, that such Combination shall be effected automatically on January 23, 1996, or such later date when the Amendment shall be filed with the Minnesota Secretary of State without further action by the Board of Directors or shareholders.

                  FURTHER RESOLVED, that the appropriate officers are hereby authorized and directed to prepare, execute, acknowledge and file on the Combination Effective Date the Articles of Amendment to the Restated Articles of Incorporation of this Corporation together with any other document or instrument necessary in connection with such Combination; and to request shareholders to exchange their stock certificates representing shares of Common Stock held prior to the Combination for new certificates representing shares of Common Stock issued as a result of the Combination.

                  FURTHER RESOLVED, that, promptly following the Combination Effective Date, the Corporation shall furnish the shareholders with the necessary materials and instructions to effect the exchange of their stock certificates in accordance with the Combination.

                  FURTHER RESOLVED, that shareholders who after the Combination would otherwise be entitled to receive fractional shares of Common Stock, will, upon surrender of their stock certificates representing shares of Common Stock owned as of the Combination Effective Date, receive a cash payment in lieu thereof equal to the value of such fractional shares determined by reference to the average closing bid price of the Common Stock for a period of ten trading days immediately preceding the Combination Effective Date, as reported by the Nasdaq SmallCap Market.

                  FURTHER RESOLVED, that certificates representing shares of Common Stock outstanding immediately prior to the Combination Effective Date which are subsequently presented for transfer will not be transferred on the books and records of the Corporation until the certificates representing such shares of Common Stock have been exchanged of record for certificates representing shares of Common Stock reflecting the Combination.

                  FURTHER RESOLVED, that in the event any certificate representing shares of Common Stock outstanding prior to the Combination is not presented for exchange upon request by the Corporation, any dividends that may be declared after the Combination Effective Date with respect to the Common Stock represented by such certificate will be withheld by the Corporation until such certificate has been properly presented for exchange.

                  FURTHER RESOLVED. that the appropriate officers of the Corporation be and they hereby are authorized and directed upon filing of the Amendment pursuant to Minnesota Statutes,
                  Section 302A.402, to proceed promptly to carry out the foregoing Actions and to execute and file all documents and instruments and to take such other actions as such officers deem necessary and appropriate to complete the Combination in accordance with Minnesota Statutes, Chapter 302A.

                  FURTHER RESOLVED, that the effective date of the above Resolutions shall be as of January 11, 1996.

2. The foregoing amendment to Article IV of the Restated Articles of Incorporation will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Corporation's stock and will not result in the percentage of authorized shares that remains unissued after the Combination exceeding the percentage of authorized shares that were unissued before the Combination.

3. The amendment to Article IV of the Restated Articles of Incorporation was adopted pursuant to Chapter 302A.

         IN WITNESS WHEREOF, Children's Broadcasting Corporation has caused these Articles of Amendment to be signed by its President this 18th of January, 1996.

                                       CHILDREN'S BROADCASTING CORPORATION


                                       By:
                                           -------------------------------------
                                           Christopher T. Dahl
                                           President

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       CHILDREN'S BROADCASTING CORPORATION


         The undersigned officer, on behalf of Children's Broadcasting Corporation, a Minnesota (the "Corporation"), hereby certifies that an amendment to the Corporation's Articles of Incorporation has been duly approved by the Company's Board of Directors and shareholders in accordance with Sections 302A.135 and 302A.139 of the Minnesota Statutes. Accordingly, Article IV is amended in its entirety to read as follows:

                                   ARTICLE IV

                                     CAPITAL

         The aggregate number of shares of stock which this corporation shall have the authority to issue is fifty million (50,000,000) shares with a par value of two cents ($.02) per share.


         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed this 3rd day of October, 1996.


                                       CHILDREN'S BROADCASTING CORPORATION


                                       By:
                                           -------------------------------------

                                       Its:
                                           -------------------------------------

                       CHILDREN'S BROADCASTING CORPORATION

                       CERTIFICATE OF DESIGNATION OF STOCK


         The undersigned, being duly appointed Secretary of Children's Broadcasting Corporation (the "Corporation"), hereby certifies that the Board of Directors of the Corporation, acting pursuant to the authority contained in
Article V of the Articles of Incorporation of the Corporation and the provisions of Chapter 302A, Minnesota Statutes, took action by unanimous resolution on November 28, 1995, and duly adopted the following resolutions to establish and designate 2,177,368 shares of Common Stock of the Corporation as Class A Common Stock.

                       DESIGNATION OF CLASS A COMMON STOCK

         RESOLVED, in accordance with Article V of the Articles of Incorporation of the Corporation and pursuant to Minnesota Statutes, Chapter 302A, the Board of Directors hereby establishes, designates and reserves from the Corporation's unauthorized and unissued shares of Common Stock, Class A Common Stock in the amount and the voting powers and other special rights as follows:

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such class of Common Stock shall be designated as "Class A Common Stock" and the number of shares constituting such class shall be 2,177,368.

         SECTION 2. ALL OTHER RIGHTS. Other than with respect to voting and conversion as set forth in Sections 3 and 4 below, the Class A Common Stock shall in all respects be equal and have the same rights as the Common Stock of the Corporation.

         SECTION 3. VOTING RIGHTS. Except as otherwise required by law, each outstanding share of Class A Common Stock shall not be entitled to vote on any matter on which the shareholders of the Corporation shall be entitled to vote and shares of Class A Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matter, provided that, notwithstanding the foregoing, holders of shares of Class A Common Stock shall be entitled to vote as a separate class on any amendment to the Certificate of Designation of Stock establishing such class and on any amendment, repeal or modification of any provision of the Articles of Incorporation of the Corporation that adversely affects the powers, preferences or special rights of holders of Class A Common Stock. Upon a conversion to Common Stock in accordance with Section 4 below, the holders of Class A Common Stock shall have full voting rights with respect to the shares of Common Stock issued by virtue of the conversion.

         SECTION 4. CONVERSION.

                  (a Conversion Rights. Subject to the provisions of this Section 4, each holder of Class A Common Stock shall be entitled to convert, at any time and from time to time, at its option, any or all of the shares of Class A Common Stock held by such holder into an equivalent number of shares of voting Common Stock, provided that if pursuant to any federal law, rule, regulation or regulatory policy such conversion would cause the broadcast or other media interests of the holder to be attributed to the Corporation, or the broadcast or other media interest of the Corporation to be attributed to the holder and, as a result of the attribution of such broadcast or other media interests, (i) the holder would be foreclosed from the ownership of voting securities of the Corporation, or (ii) the Corporation would be foreclosed from the ownership of its broadcast or media interests or from the acquisition of any additional broadcast or media interests, the Class A Common Stock shall not be convertible, except in such amount as would not cause such broadcast or media interests to be so attributable.

                  (b Conversion Procedure. Each conversion of shares of Class A Common Stock into shares of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Class A Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of Common Stock (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; provided, however, that the Corporation shall issue shares to persons other than those indicated on the certificate or certificates representing the Converting Shares only in compliance with the Securities Act of 1933, as amended, and any other applicable state or federal securities law. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders or record of the Converted Shares.

                  (c Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Class A Common Stock, such number of shares of Common Stock as are then issuable upon the conversion of all outstanding shares of Class A Common Stock.

         FURTHER RESOLVED, that the President and the Secretary of the Corporation are authorized and directed to take such further action as shall be necessary or required to carry into effect the intent of the foregoing resolution and they, or any of them, are authorized and directed to file a certificate of designation pursuant to Section 302A.401, Subd. 3 of the Minnesota Business Corporation Act with the Minnesota Secretary of State.


         IN WITNESS WHEREOF, Children's Broadcasting Corporation has caused this Certificate of Designation to be signed by Lance W. Riley, its Secretary, this 27th day of 1996.

                                       CHILDREN'S BROADCASTING CORPORATION


                                       -----------------------------------------
                                       LANCE W. RILEY, SECRETARY